UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     December 2, 2005

                           CHAPARRAL RESOURCES, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)




      DELAWARE                        0-7261                     84-0630863
 ------------------------------     ----------                -----------------
(State or other jurisdiction of    (Commission               (IRS Employer
    incorporation)                 File Number)              Identification No.)

                2 Gannett Drive, Suite 418 White Plains, New York   10604
                     --------------------------------------       --------
                    (Address of principal executive offices)     (Zip Code)



Registrant's telephone number, including area code (866) 559-3822
                                                  ----------------


         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR240.13e-c))

Item 5.01 Change In Control of Registrant

Effective December 5, 2005, the amalgamation of Nelson Resources Limited ("Nelson") with and into Caspian Resources Investments Ltd. ("Caspian"), a wholly-owned subsidiary of Lukoil Overseas Holding Ltd. ("Lukoil Overseas") was completed. As a result of the merger, Nelson has ceased to exist. Caspian, as the surviving company became the owner of all the rights and property of Nelson including beneficial ownership of 62.98% of the outstanding shares of the Company. Accordingly, OAO Lukoil through its ownership of Lukoil Overseas and Caspian is the new majority shareholder of the Company.

Item 5.02 Change In Directors of Registrant

Effective December 2, 2005, Mr. R. Frederick Hodder, Mr. Nicholas P. Greene and Mr. Simon Gill, who had been employees of Nelson resigned from the Board of Directors of the Company. Mr. Hodder also resigned as Chairman of the Board and Mr. Gill as Chief Executive Officer and have not been replaced. Messrs. Hodder, Greene and Gill have been replaced on the Board by Mr. Dmitry Timoshenko, Mr. Oktay Movsumov, and Mr. Boris Zilbermints, who are employees of the LUKOIL group.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CHAPARRAL RESOURCES, INC.



Date:  December 8, 2005                     By:  /s/  Alan D. Berlin
                                               --------------------------------
                                                      Alan D. Berlin
                                                      Director and Secretary